                                                                  EXHIBIT 10.42




================================================================================





                              FILTERTEK USA, INC.



                    $10,000,000 6.58% SERIES A SENIOR NOTES
                              DUE AUGUST 18, 2000


                    $30,000,000 6.98% SERIES B SENIOR NOTES
                              DUE AUGUST 18, 2005


                                 --------------

                                 NOTE AGREEMENT

                                 --------------


                          DATED AS OF AUGUST 18, 1995




================================================================================

                               TABLE OF CONTENTS

                            (Not Part of Agreement)




                                                                                                        Page
                                                                                                        ----
1.       AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.       PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

3.       CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         3A.     OPINION OF PURCHASERS' SPECIAL COUNSEL . . . . . . . . . . . . . . . . . . . . . . . .    2
         3B.     OPINION OF TRANSACTION PARTIES' COUNSEL  . . . . . . . . . . . . . . . . . . . . . . .    2
         3C.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT . . . . . . . . . . . . . . . . . . . . . .    2
         3D.     PURCHASE PERMITTED BY APPLICABLE LAWS. . . . . . . . . . . . . . . . . . . . . . . . .    3
         3E.     PRIVATE PLACEMENT NUMBERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3F.     FEES AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3G.     DELIVERY OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3H.     SALE OF NOTES TO OTHER PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3I.     BANK AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3J.     PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

4.       PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         4A(1).  REQUIRED PREPAYMENTS OF SERIES A NOTES . . . . . . . . . . . . . . . . . . . . . . . .    3
         4A(2).  REQUIRED PREPAYMENTS OF SERIES B NOTES . . . . . . . . . . . . . . . . . . . . . . . .    4
         4B.     OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT  . . . . . . . . . . . . . . . . . .    4
         4C.     NOTICE OF OPTIONAL PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4D.     PARTIAL PAYMENTS PRO RATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4E.     RETIREMENT OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         5A.     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         5B.     INFORMATION REQUIRED BY RULE 144A  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         5C.     INSPECTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         5D.     COVENANT TO SECURE NOTE EQUALLY  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         5E.     CHANGE IN CONTROL PUT OPTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         5F.     CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE; COMPLIANCE WITH LAWS  . . . . . . . . .    8
         5G.     MAINTENANCE OF PROPERTY; INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         5H.     NOTICE OF SUITS, ADVERSE CHANGE IN BUSINESS, ETC.  . . . . . . . . . . . . . . . . . .    9

6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         6A.     FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         6B.     RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6C.     LIEN, DEBT AND OTHER RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6D.     ISSUANCE OF STOCK BY SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         6E.     ADDITIONAL GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

7.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7A.     ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7B.     RESCISSION OF ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


         7C.     NOTICE OF ACCELERATION OR RESCISSION . . . . . . . . . . . . . . . . . . . . . . . . .   20
         7D.     OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         8A.     ORGANIZATION; POWER AND AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         8B.     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         8C.     ACTIONS PENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         8D.     OUTSTANDING INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         8E.     TITLE TO PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         8F.     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         8G.     CONFLICTING AGREEMENTS AND OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . .   22
         8H.     OFFERING OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         8I.     REGULATION G, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         8J.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         8K.     GOVERNMENTAL CONSENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         8L.     ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         8M.     DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

9.       REPRESENTATIONS OF EACH PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         9A.     NATURE OF PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         9B.     SOURCE OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

10.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         10A.    YIELD-MAINTENANCE TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         10B.    OTHER TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         10C.    ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS  . . . . . . . . . . . . . . . . . . .   35

12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         12A.    NOTE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         12B.    EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         12C.    CONSENT TO AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         12D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES . . . . . . . . . . . .   43
         12E.    PERSONS DEEMED OWNERS; PARTICIPATIONS  . . . . . . . . . . . . . . . . . . . . . . . .   43
         12F.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . . . . . . . . . .   44
         12G.    SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         12H.    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         12I.    PAYMENTS DUE ON NON-BUSINESS DAYS  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         12J.    SATISFACTION REQUIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12K.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12L.    INDEPENDENCE OF COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12M.    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12N.    DESCRIPTIVE HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12O.    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12P.    SEVERALTY OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         12Q.    DISCLOSURE TO OTHER PERSONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         12R.    INDEPENDENT CREDIT INVESTIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

PURCHASER SCHEDULE

EXHIBIT A-1  --  FORM OF SERIES A NOTE

EXHIBIT A-2  --  FORM OF SERIES B NOTE

EXHIBIT B  --  FORM OF OPINION OF COMPANY'S COUNSEL

SCHEDULE 6(C)(1) -- LIST OF EXISTING LIENS

SCHEDULE 6(C)(3) -- LIST OF EXISTING PRIORITY DEBT

SCHEDULE 8G  --  LIST OF AGREEMENTS RESTRICTING DEBT

SCHEDULE 10B(1) -- MEMBERS OF SCHAWK FAMILY

                              FILTERTEK USA, INC.
                                1695 RIVER ROAD
                          DES PLAINES, ILLINOIS 60018



                                                As of August 18, 1995



To Each of the Purchasers Named in the
 Purchaser Schedule Attached Hereto


Ladies and Gentlemen:

         The undersigned, Filtertek USA, Inc. (herein called "FILTERTEK"), Schawk, Inc. (herein called the "COMPANY"), Plastic Molded Concepts, Inc. (herein called "PMC") and Tek Packaging Group, Inc. (herein called "PACKAGING"), hereby agree with the purchasers named in the Purchaser Schedule attached hereto (herein called the "PURCHASERS") as follows:

         1. AUTHORIZATION OF ISSUE OF NOTES. Filtertek will authorize the issue of the following:

         (i) its senior promissory notes in the aggregate principal amount of $10,000,000 (herein called the "SERIES A NOTES"), to be dated the date of issue thereof, to mature August 18, 2000, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.58% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The term "SERIES A NOTES" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any other Series A Note pursuant to any such provision; and

         (ii) its senior promissory notes in the aggregate principal amount of $30,000,000 (herein called the "SERIES B NOTES"), to be dated the date of issue thereof, to mature August 18, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.98% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-2 attached hereto. The term "SERIES B NOTES" as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any other Series B Note pursuant to any such provision.

The term "NOTE" or "NOTES" as used herein shall include each Series A Note and Series B Note delivered pursuant to any provision of this Agreement and each Series A Note and Series B Note delivered in substitution or exchange for any such Note pursuant to any such provision.

         2. PURCHASE AND SALE OF NOTES. Filtertek hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from Filtertek the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. Filtertek will deliver to each Purchaser, at the offices of Schiff Hardin & Waite at 7200 Sears Tower, Chicago, Illinois 60606, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to Filtertek's account #73 10447 at Bank of America Illinois, Chicago, Illinois, ABA #071000039, on the date of closing, which shall be August 18, 1995 or any other date on or before August 31, 1995 upon which Filtertek and the Purchasers may mutually agree (herein called the "CLOSING" or the "DATE OF CLOSING").

         3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

         3A.    OPINION OF PURCHASERS' SPECIAL COUNSEL. Such Purchaser shall have received from Schiff Hardin & Waite, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

         3B.    OPINION OF TRANSACTION PARTIES' COUNSEL.  Such Purchaser shall have received from Vedder Price Kaufman & Kammholz, special counsel for the Transaction Parties, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B attached hereto, and the Transaction Parties, by their execution of this Agreement, authorize and request such counsel to render such opinion to the Purchasers.


         3C.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of closing, to both such effects.

         3D.    PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by Filtertek) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         3E.    PRIVATE PLACEMENT NUMBERS.  Private placement numbers shall have been obtained from Standard & Poor's CUSIP Service Bureau with respect to the Notes.

         3F.    FEES AND EXPENSES.  Filtertek shall have paid such fees and expenses of the Purchasers' special counsel (up to a maximum amount of $35,000) as the Purchasers shall have required to have been paid on or before the date of closing.

         3G.    DELIVERY OF NOTES.  Filtertek shall have delivered to such
Purchaser on the date of closing the Notes to be delivered to such Purchaser pursuant to paragraph 2, all duly completed and executed by Filtertek.

         3H.    SALE OF NOTES TO OTHER PURCHASERS.  Filtertek shall have sold to the other Purchasers the Notes to be purchased by them at the closing and shall have received payment in full therefor.

         3I.    BANK AGREEMENT.  All Liens created under any Loan Document (as defined in the Bank Agreement) shall have been terminated to the satisfaction of such Purchaser.

         3J.    PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraphs 4A(1) and 4A(2) and the optional prepayments permitted by paragraph 4B.

         4A(1). REQUIRED PREPAYMENTS OF SERIES A NOTES. Until the Series A Notes shall be paid in full, Filtertek shall apply to the prepayment of the Series A Notes, without premium, the sum of $5,000,000 on August 18 in each of the years 1999 and 2000, inclusive, and such principal amounts of the Series A Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates.

         4A(2). REQUIRED PREPAYMENTS OF SERIES B NOTES. Until the Series B Notes shall be paid in full, Filtertek shall apply to the prepayment of the Series B Notes, without premium, the sum of $6,000,000 on August 18 in each of the years 2001 to 2004, inclusive, and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining unpaid principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

         4B.    OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.  On and
after August 18, 1996, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $100,000 with a minimum of $1,000,000), at the option of Filtertek, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B allocated to the Series A Notes pursuant to paragraph 4D hereof shall be applied in satisfaction of the required payments of principal thereof under paragraph 4A(1) hereof in inverse order of their scheduled due dates, and any partial payment of Notes pursuant to this paragraph 4B allocated to the Series B Notes pursuant to paragraph 4D hereof shall be applied in satisfaction of the required payments of principal thereof under paragraph 4A(2) hereof in the inverse order of their scheduled due dates.

         4C.    NOTICE OF OPTIONAL PREPAYMENT.  Filtertek shall give the
holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. Filtertek shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to Filtertek or the Company.

         4D.    PARTIAL PAYMENTS PRO RATA.  Upon any partial prepayment of the
Notes of any Series pursuant to paragraph 4A(1) or 4A(2), the principal amount so prepaid shall be allocated to all Notes of such Series at the time outstanding (including, for the purpose of this sentence only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by Filtertek or any of its Subsidiaries or Affiliates (including, without limitation, Notes of such Series purchased by Filtertek pursuant to paragraph 5E) other than by prepayment pursuant to paragraph 4A(1), 4A(2) or
4B) in proportion to the respective outstanding principal amounts thereof. Upon any partial prepayment of the Notes pursuant to paragraph 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

         4E.    RETIREMENT OF NOTES.  The Transaction Parties shall not, and shall not permit any of their Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A(1), 4A(2) or 4B, upon exercise of the put option pursuant to paragraph 5E, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

         5.     AFFIRMATIVE COVENANTS.

         5A.    FINANCIAL STATEMENTS.  The Company and Filtertek jointly and severally covenant to deliver to each Significant Holder in duplicate:

                (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company and Filtertek will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6B, 6C(2), 6C(3), 6C(4)(ix) and 6C(7) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company and Filtertek proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company and Filtertek will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company and Filtertek also covenant that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, they will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company and Filtertek propose to take with respect thereto.

         5B.    INFORMATION REQUIRED BY RULE 144A.  Each of the Company and
Filtertek jointly and severally covenant that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as Filtertek is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         5C.    INSPECTION OF PROPERTY.  The Company and Filtertek jointly and severally covenant that they will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of Filtertek, the Company and its Subsidiaries, to examine the corporate books and financial records of Filtertek, the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of Filtertek, the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5D.    COVENANT TO SECURE NOTE EQUALLY.  The Company and Filtertek
jointly and severally covenant that, if they or any Subsidiary shall create or assume any Lien upon any of their property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), they will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

         5E.    CHANGE IN CONTROL PUT OPTION.  The Company and Filtertek
covenant that within three Business Days after any Responsible Officer shall obtain knowledge of the occurrence of a Change in Control Event, the Company and Filtertek shall provide each holder of Notes written notice thereof, describing in reasonable detail the facts and circumstances constituting such Change in Control Event. Following the occurrence of any Change in Control Event, if at any time prior to 15 Business Days after receipt of notice thereof, the holder of any Notes requests in writing that Filtertek purchase the Notes held by such holder, Filtertek shall, on the 25th Business Day after such receipt of such notice, purchase (and each such holder thereof shall sell) such Notes at a purchase price equal to the aggregate outstanding principal amount thereof, together with interest thereon to the date of purchase and the

Yield-Maintenance Amount, if any, with respect thereto. Each Purchaser of Series B Notes hereby irrevocably relinquishes for itself, but not for any subsequent holder of Series B Notes, the right to sell its Series B Notes pursuant to this paragraph 5E unless either (i) on or after the earlier of the date upon which (a) the Change of Control Event is first publicly announced or
(b) the Change of Control Event occurs, and within one year after such date, the aggregate amount of all Funded Debt of the Company and its Subsidiaries on a consolidated basis is greater than or equal to 55% of Consolidated Capitalization, or (ii) any holder of Series A Notes makes a request to have any Series A Notes purchased by Filtertek pursuant to this paragraph 5E, in which event such Purchaser may request that Filtertek purchase the Series B Notes held by such holder pursuant to this paragraph 5E at any time prior to 5 Business Days after receipt by such Purchaser of notice of the occurrence of an event described in clause (i) or (ii). The Company and Filtertek agree to notify in writing the holders of the Series B Notes promptly, but in any event within 2 Business Days, following the occurrence of an event described in clause (i) or (ii). No holder of any such Note shall be required to make any representation or warranty in connection with such sale, other than with respect to its ownership of its Note.

         5F.    CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE; COMPLIANCE WITH
LAWS. The Company and Filtertek jointly and severally covenant to, and to cause each Subsidiary to, (i) continue to engage primarily in the material lines of business which Filtertek, the Company and its Subsidiaries operate, respectively, as of the date of closing, (ii) preserve, renew and keep in full force and effect the corporate existence, and all material rights, privileges, franchises, permits and licenses of Filtertek, the Company and its Subsidiaries, respectively, provided, however, that this clause (ii) shall not prohibit a merger otherwise permitted pursuant to the terms hereof, and (iii) comply in all material respects with all applicable laws, ordinances, rules, regulations and other requirements of governmental authorities (including, without limitation, all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment and ERISA).

         5G.    MAINTENANCE OF PROPERTY; INSURANCE.

                (i) The Company and Filtertek jointly and severally covenant to, and to cause each Subsidiary to, maintain its property in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph shall prevent Filtertek, the Company or any Subsidiary from discontinuing or disposing of any of its property to the extent otherwise permitted by paragraph 6C(7) hereof.

                (ii) The Company and Filtertek jointly and severally covenant to insure and keep insured, and to cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective property and in such amounts as is usually and customarily insured by companies engaged in similar businesses with respect to property of a similar character.

         5H.    NOTICE OF SUITS, ADVERSE CHANGE IN BUSINESS, ETC.  The Company
and Filtertek jointly and severally covenant to, and to cause each Subsidiary to, as soon as possible, and in any event within five (5) Business Days after any officer of such Person learns of the following, give written notice to each Significant Holder: (i) of any material proceeding(s) (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against such Person in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) that such Person's operations are not in full compliance with all requirements of applicable federal, state, local or foreign law, ordinance, rule, regulation or other governmental requirement, except for notices as to matters which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the property or assets, business, condition (financial or otherwise) or the operations of the Company and its Subsidiaries, taken as a whole, (iii) that, without limiting the foregoing clause (ii), such Person is subject to a material federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment and (iv) of any material adverse change in such Person's property or assets, business, condition (financial or otherwise), operations or prospects.

         6.     NEGATIVE COVENANTS.

         6A.    FINANCIAL COVENANTS.  The Company and Filtertek jointly and severally covenant not to permit:

         6A(1). CURRENT RATIO. As of the last day of any fiscal quarter, the ratio of (a) the sum of Consolidated Current Assets as of the last day of such quarter plus Consolidated Current Assets as of the last day of each of the three fiscal quarters immediately preceding such fiscal quarter to (b) the sum of the Consolidated Current Liabilities as of the last day of such quarter plus the Consolidated Current Liabilities as of the last day of each of the three fiscal quarters immediately preceding such fiscal quarter to be less than 1.0 to 1.0; or

         6A(2). NET WORTH. Consolidated Net Worth at any time to be less than the sum of (i) $60,000,000, plus (ii) if positive, 25% of Cumulative Adjusted Net Earnings;

         6B.    RESTRICTED PAYMENTS.  The Company and Filtertek jointly and severally covenant that they will not, and will not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Payment if after giving effect to such Restricted Payment the aggregate amount of all Restricted Payments made after December 31, 1994 would exceed the sum of (i) $10,000,000, plus (ii) 75% (or minus 100% in the case of a deficit) of Cumulative Adjusted Net Earnings. Notwithstanding the foregoing, no Restricted Payment shall be made if (a) a Default or Event of Default exists or would exist after giving effect to such Restricted Payment or (b) after giving effect to such Restricted Payment, the Company could not incur at least $1 of additional Funded Debt pursuant to paragraph 6C(2);

         6C.    LIEN, DEBT AND OTHER RESTRICTIONS.  The Company and Filtertek
jointly and severally covenant that they will not, and will not permit any Subsidiary to:

         6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

                (i) any Lien existing on property of the Company, Filtertek, or any Subsidiary on the date of closing and set forth in
         Schedule 6C(1) securing Indebtedness outstanding on such date;

                (ii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, interest or other charge, provided that no notice of lien has been filed or recorded under the Code;

                (iii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (iv) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (v) Liens on the property of the Company, Filtertek, or any Subsidiary securing (a) the non-delinquent performance of bids and trade contracts and leases (provided such Liens are with respect to deposits made to secure performance of such contracts or leases), and statutory obligations, (b) contingent obligations on surety and appeal bonds, and (c) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of credit or advances, provided all such Liens in the aggregate would not (even if enforced) cause a material adverse effect on the property or assets, business, condition (financial or otherwise) or operations of the Company, Filtertek or any Subsidiary;

                (vi) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company, Filtertek, and its Subsidiaries do not exceed $500,000;

                (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company, Filtertek and any Subsidiaries;

                (viii) any Lien on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that
         (a) such Lien existed at the time the respective corporations became Subsidiaries and was not created in anticipation thereof, (b) the principal amount of the Indebtedness secured by such Lien shall not at any time exceed, together with Indebtedness secured by Liens permitted under paragraph 6C(1)(ix), $7,500,000, and (c) the Indebtedness secured by such Lien is permitted by paragraphs 6C(2) and 6C(3);

                (ix) purchase money security interests on equipment or real property acquired or held by the Company, Filtertek or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (a) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (b) such Lien attaches solely to the property so acquired in such transaction, (c) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, (d) the aggregate Indebtedness secured by such purchase money security interests shall not at any time exceed, together with Indebtedness secured by Liens permitted under subsection 6C(1)(viii), $7,500,000 and (e) the Indebtedness secured by such Lien is permitted by paragraphs 6C(2) and 6C(3);

                (x) Liens securing Capitalized Lease Obligations on assets subject to leases thereunder, provided that such Capitalized Lease Obligations are otherwise permitted by paragraph 6C(2) and 6C(3); and

                (xi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (b) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

         6C(2). FUNDED DEBT. Create, incur or assume any Funded Debt, unless immediately after giving effect to the incurrence, issuance or assumption of such Funded Debt (i) the aggregate amount of all Funded Debt of the Company and its Subsidiaries on a consolidated basis is less than or equal to 60% of Consolidated Capitalization, (ii) the ratio of (A) Consolidated Earnings Available for Fixed Charges for the four consecutive fiscal quarters ending with the fiscal quarter most recently ended on or prior to the date of creation, incurrence or assumption of such Funded Debt to (B) Fixed Charges for such four consecutive fiscal quarters, is greater than or equal to 2.0 to 1.0, and (iii) if such Funded Debt is Priority Debt, such creation, incurrence or assumption is permitted by paragraph 6C(3). For the purposes of this paragraph 6C(2), any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Funded Debt at the time it becomes a Subsidiary of the Company;

         6C(3). PRIORITY DEBT. Create, incur, assume or suffer to exist any Priority Debt other than:

                (i) Priority Debt consisting of Capitalized Lease Obligations existing on the date hereof, which Capitalized Lease Obligations are described on Schedule 6C(3) hereto, provided that no such Capitalized Lease Obligation shall be extended, renewed or increased; and

                (ii) other Priority Debt, provided that (a) the aggregate amount of all such other Priority Debt outstanding at any time does not exceed 15% of Consolidated Net Worth at such time, and (b) the creation, incurrence or assumption of such other Priority Debt is permitted by paragraph 6C(2);

         6C(4). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing being herein called "INVESTMENTS"), except that the Company or any Subsidiary may:

                (i) make or permit to remain outstanding loans or advances to any Subsidiary, provided, however, that the aggregate outstanding amount of all advances and loans made by the Company or Filtertek to all Subsidiaries that are liable under a Guarantee with respect to all or any portion of Indebtedness under the Bank Agreement shall not at any time exceed $750,000;

                (ii) own, purchase or acquire obligations of, or fully guaranteed by, the United States of America provided such obligations mature within one year from the date of acquisition thereof;

                (iii) own, purchase or acquire commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.;

                (iv) maintain demand deposit accounts in the ordinary course of business;

                (v) own, purchase or acquire certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

                (vi) own, purchase or acquire common stock of companies publicly traded on a national exchange; provided, that the aggregate cost of such common stock does not at any time exceed $1,000,000;

                (vii) own, purchase or acquire adjustable rate preferred stock and preferred stock of companies listed on the S&P 500 and having a long-term debt rating of A or better by Standard & Poor's Corporation or A2 or better by Moody's Investors Services, Inc., and loan participations, so long as the underlying obligor has a short-term debt rating of A-2 or better by Standard & Poor's Corporation or P-2 or better by Moody's Investors Service, Inc.; provided, that the aggregate cost of such investments does not at any time exceed $2,000,000;

                (viii) make extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                (ix) make Investments in Persons transacting business related to or involving the primary business lines of the Company, provided that the aggregate amount of all Investments made under this clause
         (ix) does not exceed at any time 10% of Consolidated Net Worth at such time;

                (x) own, purchase or acquire stock, obligations or securities of a Subsidiary or a Person which immediately after such purchase or acquisition will be a Subsidiary;

                (xi) make extensions of credit to employees of the Company, Filtertek or any Subsidiary in the ordinary course of business consistent with past practice and in an aggregate amount at any one time outstanding not to exceed $1,000,000, provided, that the Company, Filtertek and any Subsidiary may not extend credit to Clarence W. Schawk or David A. Schawk; and

                (xii)   Restricted Investments permitted by paragraph 6B;

         6C(5). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary (other than Filtertek), except to the Company or a Wholly-Owned Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold; provided that (a) such sale or other disposition is treated as a Transfer of the assets of such Subsidiary subject to paragraph 6C(7)(iii) and is permitted by paragraph 6C(7)(iii) and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(5));

         6C(6). MERGER AND CONSOLIDATION. Merge or consolidate with or into any other Person, except that:

                (i) any Subsidiary of the Company (other than Filtertek) may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation,

                (ii) any Subsidiary of the Company (other than Filtertek) may merge or consolidate with or into a Wholly-Owned Subsidiary of the Company, provided that such Wholly-Owned Subsidiary is the continuing or surviving corporation, and

                (iii) the Company or Filtertek may merge with any other solvent corporation, provided that (a) the surviving corporation is a corporation organized and existing under the laws of the United States of America or a state thereof, with substantially all of its assets located and a majority of its business conducted within the United States, (b) if the Company or Filtertek is not the surviving corporation, such corporation expressly assumes, by an agreement satisfactory in substance and form to the Required Holders (which agreement may require in connection with such assumption the delivery of such opinions of counsel as the Required Holders may reasonably request), the obligations of the Company under this Agreement and under the Notes, and (c) no Default or Event of Default exists or would exist immediately after giving effect to such merger;

provided, however, that no merger or consolidation under this paragraph 6C(6) shall be permitted unless immediately after giving effect thereto the Company shall be able to incur at least $1 of additional Funded Debt pursuant to paragraph 6C(2);

         6C(7). TRANSFER OF ASSETS.  Transfer any of its assets except that:

                (i) the Company or any Subsidiary may Transfer assets in the ordinary course of business,

                (ii) any Subsidiary other than Filtertek may Transfer assets to the Company or a Wholly-Owned Subsidiary if after giving effect thereto the Company shall be able to incur at least $1 of additional Funded Debt pursuant to paragraph 6C(2), and

                (iii) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (a) the aggregate Value of all Annual Transferred Assets, plus the aggregate Value of the assets then proposed to be Transferred, does not exceed 15% of the consolidated total assets of the Company and its Subsidiaries as of the end of the fiscal quarter most recently ended on or prior to the date of such Transfer, (b) all Annual Transferred Assets, together with the assets then proposed to be Transferred, have not contributed, in the aggregate, more than 10% of Consolidated Net Earnings during either of the two fiscal years most recently ended on or prior to the date of such Transfer, and (c) the Company shall be able to incur at least $1 of additional Funded Debt pursuant to paragraph 6C(2);

         6C(8). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; or

         6C(9). RELATED PARTY TRANSACTIONS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party; provided that the foregoing shall not apply to any transaction entered into (A) in the ordinary course of and pursuant to the reasonable requirements of the Company's or a Subsidiary's business and (B) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparably arm's length transaction with a Person other than a Related Party.

         6D.    ISSUANCE OF STOCK BY SUBSIDIARIES.  The Company and Filtertek
jointly and severally covenant that they will not permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to, and Filtertek covenants that it will not, issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or a Wholly-Owned Subsidiary.

         6E.    ADDITIONAL GUARANTEES.  The Company and Filtertek jointly and severally covenant not to permit any Subsidiary to become liable under a Guarantee with respect to any of the obligations of the Company, Filtertek or any Subsidiary or Affiliate of the Company under the Bank Agreement or any other agreement, document or instrument now or hereafter executed or delivered in connection therewith unless concurrently therewith such Subsidiary guarantees the Obligations by becoming a party to this Agreement as a "Guarantor" hereunder pursuant to written agreements in form and substance satisfactory to the Required Holder(s).

         7.     EVENTS OF DEFAULT.

         7A.    ACCELERATION.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                (i) Filtertek defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                (ii) Filtertek defaults in the payment of any interest on any Note for more than five Business Days after the date due; or

                (iii) Filtertek, the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for borrowed money (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or Filtertek, the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by Filtertek, the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to Filtertek, the Company or any Subsidiary) shall occur and be continuing exceeds $500,000; or

                (iv) any representation or warranty made by Filtertek, the Company or any other Transaction Party herein or by Filtertek, the Company or any of its Subsidiaries or any of such Person's officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                (v) Filtertek or the Company fails to perform or observe any agreement contained in paragraph 5E or 6 (other than paragraph 6C(1) with respect to Liens not securing Indebtedness); or

                (vi) any Transaction Party fails to perform or observe any other agreement, term or condition contained herein or in any other agreement delivered in connection herewith and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                (vii) Filtertek, the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                (viii) any decree or order for relief in respect of Filtertek, the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                (ix) Filtertek, the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Filtertek, the Company or any Subsidiary, or of any substantial part of the assets of Filtertek, the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary other than Filtertek) relating to Filtertek, the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                (x) any such petition or application is filed, or any such proceedings are commenced, against Filtertek, the Company or any Subsidiary and Filtertek, the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                (xi) any order, judgment or decree is entered in any proceedings against Filtertek or the Company decreeing the dissolution of Filtertek or the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xii) any order, judgment or decree is entered in any proceedings against Filtertek, the Company or any Subsidiary decreeing a split-up of Filtertek, the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xiii) a final judgment in an amount in excess of $1,000,000 (other than an amount the payment of which is covered by insurance from an independent third party insurance company that has agreed in writing that it is obligated to pay such amount) is rendered against Filtertek, the Company or any Subsidiary and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                (xiv) if (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified Filtertek, the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (d) Filtertek, the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) Filtertek, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) Filtertek, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Filtertek, the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any such event or events, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than Filtertek, the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to Filtertek, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Filtertek, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to Filtertek or the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Filtertek, and (c) if such event is any Event of Default, the Required Holder(s) may at its or their option, by notice in writing to Filtertek, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Filtertek.

         7B.    RESCISSION OF ACCELERATION.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to Filtertek, rescind and annul such declaration and its consequences if (i) Filtertek shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) Filtertek shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C.    NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, Filtertek shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D.    OTHER REMEDIES.  If any Event of Default or Default shall
occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. Each of Filtertek and the Company jointly and severally represents, covenants and warrants as follows:

         8A.    ORGANIZATION; POWER AND AUTHORITY.

         8A(1). ORGANIZATION. Each of Filtertek and the Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each other Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated.

         8A(2). POWER AND AUTHORITY. Filtertek, the Company and each Subsidiary have all requisite power to conduct its respective business as currently conducted and as currently proposed to be conducted. Each Transaction Party has all requisite power to execute, deliver and perform its obligations under this Agreement and Filtertek has all requisite power to execute, deliver and perform its obligations under the Notes. The execution, delivery and performance of this Agreement and the Notes has been duly authorized by all requisite action, this Agreement has been duly executed and delivered by authorized officers of each Transaction Party, the Notes have been duly executed by authorized officers of Filtertek and this Agreement is, and the Notes when delivered on the date of closing will be, the valid obligation of each Transaction Party a party thereto, legally binding upon and enforceable against each such Transaction Party in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8B.    FINANCIAL STATEMENTS.  The Company has furnished each
Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1990 to 1994, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Arthur Anderson & Co.; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at June 30 in each of the years 1994 and 1995 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on each such date, prepared by the Company.
Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1994.

         8C.    ACTIONS PENDING.  There is no action, suit, investigation or proceeding pending or, to the knowledge of Filtertek or the Company, threatened against Filtertek, the Company or any Subsidiary, or any properties or rights of Filtertek, the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D.    OUTSTANDING INDEBTEDNESS. Neither Filtertek, the Company nor
any Subsidiary has outstanding any Funded Debt except as permitted by paragraph 6C(2) nor any Priority Debt except as permitted by paragraph 6C(3). There exists no default under the provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto.

         8E.    TITLE TO PROPERTIES.  Each of Filtertek and the Company has
and each Subsidiary has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1994 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of Filtertek, the Company and any Subsidiary are valid and subsisting and are in full force and effect.

         8F.    TAXES.  Each of Filtertek and the Company has and each
Subsidiary has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         8G.    CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither Filtertek,
the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Filtertek, the Company or any Subsidiary pursuant to, the charter or by-laws of Filtertek, the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Filtertek, the Company or any Subsidiary is subject. Neither Filtertek, the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Filtertek, the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of Filtertek of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

         8H.    OFFERING OF NOTES.  Neither Filtertek, the Company nor any
agent acting on their behalf have, directly or indirectly, offered the Notes or any similar security of Filtertek or the Company for sale to, or solicited any offers to buy the Notes or any similar security of Filtertek or the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither Filtertek, the Company nor any financial agent or any agent acting on their behalf have taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         8I.    REGULATION G, ETC.  Neither Filtertek, the Company nor any
Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to repay existing Indebtedness and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither Filtertek, the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8J.    ERISA.  No accumulated funding deficiency (as defined in
section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by Filtertek, the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by Filtertek, the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by Filtertek and the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

         8K.    GOVERNMENTAL CONSENT.  Neither the nature of Filtertek, the
Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between Filtertek, the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8L.    ENVIRONMENTAL COMPLIANCE.  Filtertek, the Company and each
Subsidiary and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8M.    DISCLOSURE.  Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or Filtertek in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to Filtertek, the Company or any Subsidiary which materially adversely affects or in the future may (so far as Filtertek or the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of Filtertek, the Company or any Subsidiary and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

         9A.    NATURE OF PURCHASE.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

         9B.    SOURCE OF FUNDS.  No part of the funds being used by such
Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list (if any) which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

         10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any paragraphs hereof shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

         10A.   YIELD-MAINTENANCE TERMS.

                "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or purchased by Filtertek pursuant to paragraph 5E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

               "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Specified Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

               "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

               "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or purchased pursuant to paragraph 5E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

               "SPECIFIED SPREAD" shall mean (i) in the case of the payment or prepayment of the Notes other than pursuant to paragraph 5E, 0%, and (ii) in the case of the purchase of the Notes pursuant to paragraph 5E, .50%.

               "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B.  OTHER TERMS.

               "ADJUSTED NET EARNINGS" shall mean, for any period, Consolidated Net Earnings for such period, excluding any extraordinary gains and extraordinary losses taken into account in determining Consolidated Net Earnings for such period.

               "AFFILIATE" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary shall not be an Affiliate of the Company. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "ANNUAL TRANSFERRED ASSETS" on any date shall mean all assets of the Company and its Subsidiaries Transferred pursuant to paragraph 6C(7)(iii), and all assets of any Subsidiary the shares of stock or Indebtedness of which the Company or any Subsidiary sold, otherwise disposed of, or parted control pursuant to paragraph 6C(5), during the twelve month period most recently ended on or prior to such date or after the end of such twelve month period and on or prior to such date.

               "BANK AGREEMENT" shall mean that certain Multicurrency Credit Agreement and Multicurrency Short Term Credit Agreement, each dated as of June 30, 1995, among the Company, Filtertek, Bank of America National Trust and Savings Association, as agent, and the other financial institutions party thereto, as either such agreement shall be amended or otherwise modified or replaced from time to time.

                 "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                 "CAPITAL STOCK" means, with respect to any Person, any and all shares, interest, participations, rights in or other equivalents (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock.

                 "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                 "CHANGE OF CONTROL EVENT" shall mean the occurrence of any of the following events: (i) the Schawk Family shall cease to own, free and clear of all Liens, at least 51% of the outstanding shares of Voting Stock of the Company on a fully diluted basis; or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office; or (iii) the Company shall cease to own, free and clear of all Liens, 100% of the outstanding shares of capital stock of Filtertek.

                 "CLOSING" OR "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "COMPANY" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "CONSOLIDATED CAPITALIZATION" shall mean, as at any time of determination thereof, the sum of Consolidated Net Worth at such time plus the aggregate amount of all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis, as of such time.

                 "CONSOLIDATED CURRENT ASSETS" shall mean, as at any time of determination thereof, the consolidated current assets of the Company and its Subsidiaries as of such time.

                 "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any time of determination thereof, the consolidated current liabilities of the Company and its Subsidiaries, excluding current maturities of Funded Debt.

                 "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" shall mean, with respect to any period, (i) Consolidated Net Earnings for such period, plus (ii) to the extent deducted in determining Consolidated Net Earnings for such period, provision for income taxes, plus (iii) Fixed Charges for such period; provided that, in determining Consolidated Earnings Available for Fixed Charges, Consolidated Net Earnings with respect to any period shall be adjusted to exclude the effect on such Consolidated Net Earnings for the entirety of such period of any Subsidiary or assets that were disposed of during such period, and shall be adjusted to include the effect that any Subsidiary (or assets or portion thereof, if constituting an integrated business) that was acquired during such period would have had on such Consolidated Net Earnings if such Subsidiary had been acquired on the first day of such period, provided further, that, with respect to any such acquisition, the assets, liabilities and business of such Subsidiary shall be substantially the same at any later date of determination of Consolidated Net Earnings for Fixed Charges as at the date of such acquisition, and in each case only so long as such contribution to Consolidated Net Earnings can be reasonably determined.

                 "CONSOLIDATED NET EARNINGS" shall mean, with respect to any period, the consolidated net earnings of the Company and its Subsidiaries for such period. When computing the consolidated net earnings of the Company and its Subsidiaries for any fiscal year or for any fiscal year within a period, the consolidated net earnings of the Company and its Subsidiaries for such fiscal year shall be the consolidated net earnings of the Company and its Subsidiaries for such fiscal year as reflected on the consolidated statement of income of the Company and its Subsidiaries for such fiscal year delivered pursuant to paragraph 5A(ii) and as certified to by independent public accountants, and when computing the consolidated net earnings of the Company and its Subsidiaries for any fiscal quarter (other than the last fiscal quarter in any fiscal year) or for any fiscal quarter (other than the last fiscal quarter in any fiscal year) within a period less than a fiscal year, the consolidated net earnings of the Company and its Subsidiaries for any such fiscal quarter shall be the consolidated net earnings of the Company and its Subsidiaries for such fiscal quarter as reflected on the consolidated statement of income of the Company delivered pursuant to paragraph 5A(i) and as certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments.

                 "CONSOLIDATED NET WORTH" shall mean, as at any time of determination thereof, the sum of (i) the par value of the

Company's capital stock of all classes at such time, plus (or minus in the case of a surplus deficit) (ii) the amount of the Company's consolidated surplus, whether capital or earned at such time, plus (iii) the amount of the Company's paid in capital at such time, minus (iv) the amount of any treasury stock and other contra-equity accounts of the Company at such time.

                 "CUMULATIVE ADJUSTED NET EARNINGS" shall mean, as of any date of determination thereof, Adjusted Net Earnings for the period beginning on January 1, 1995 and ending on the last day of the fiscal year (if any) most recently ended on or prior to such date, taken as one accounting period.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                 "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "FIXED CHARGES" shall mean for any period the sum of (i) rent expense for such period for all leases of the Company and its Subsidiaries, other than Capitalized Lease Obligations, having an original term in excess of one year, (ii) interest expense of the Company and its Subsidiaries (including interest expense relating to Capitalized Lease Obligations) for such period and
(iii) amortization for such period of debt discount and expense on all Indebtedness of the Company and its Subsidiaries, all determined on consolidated basis.

                 "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

                 "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                 "GUARANTORS" shall mean, collectively, the Company, PMC, Packaging and each other Subsidiary that becomes liable by way of a Guarantee for all or any portion of the Obligations whether pursuant to paragraph 6E or otherwise.

                 "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee and (iv) all Swaps of such Person.

                 "INVESTMENTS" shall have the meaning specified in paragraph 6C(4).

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss (other than an unsecured guarantee) or securing the payment or performance of an obligation.

                 "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "NOTE" or "NOTES" shall have the meaning specified in paragraph 1.

                 "OBLIGATIONS" shall mean all indebtedness, obligations (including any obligation to perform) and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint, several or joint and several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Filtertek to the holders of the Notes, including, without limitation, the outstanding principal amount of the Notes and all of the other present or future indebtedness, liabilities and obligations of Filtertek now or hereafter owed to the holders of the Notes evidenced by or arising under, by virtue of or pursuant to this Agreement, the Notes and all renewals and extensions thereof, including, without limitation, all interest on the Notes and any Yield-Maintenance Amounts and interest on the Notes accruing before, during or after any bankruptcy, insolvency reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding.

                 "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

                 "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                 "PERSON" shall mean and include an individual, a partnership, limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Filtertek, the Company or any ERISA Affiliate.

                 "PRIORITY DEBT" shall mean (i) Funded Debt and other Indebtedness for borrowed money (a) of the Company which is secured by a Lien,
(b) of Filtertek which is secured by a Lien and (c) of a Subsidiary, other than Filtertek, (including a Guarantee of Funded Debt or other Indebtedness of Filtertek or the Company), whether or not secured by a Lien, and (ii) preferred stock of a Subsidiary (other than Filtertek), except such preferred stock held by the Company or a Wholly-Owned Subsidiary, provided, however, that Priority Debt shall not include any Guarantee of a Subsidiary of any or all Obligations or, except for the aggregate outstanding amount of all advances and loans made by the Company or Filtertek to all Subsidiaries that are liable under a Guarantee with respect to all or any portion of Indebtedness under the Bank Agreement, any Guarantee of a Subsidiary of Indebtedness under the Bank Agreement.

                 "PURCHASER" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "RELATED PARTY" shall mean (i) any Significant Stockholder,
(ii) all Persons to whom any Significant Stockholder is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

                 "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of Filtertek or the Company or any other officer of Filtertek or the Company involved principally in its financial administration or its controllership function.

                 "REQUIRED HOLDER(S)" shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

                 "RESTRICTED INVESTMENTS" shall mean any Investment other than an Investment described in clause (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (x) or (xi) of paragraph 6C(4).

                 "RESTRICTED PAYMENT" shall mean any of the following:

                 (i) any dividend on any class of the Company's or any Subsidiary's capital stock;

                 (ii) any other distribution on account of any class of the Company's or any Subsidiary's capital stock;

                 (iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Company's or any Subsidiary's capital stock; or

                 (iv)   any Restricted Investment.

Notwithstanding the foregoing, Restricted Payments shall not include: (A) dividends paid, or distributions made, in capital stock of the Company; or (B) dividends paid, or distributions made, by a Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company. As used in this definition, the term "capital stock" shall include warrants, rights and options to purchase capital stock. Any Restricted Payment made in property other than cash shall, for the purposes of determining the amount thereof for all purposes of this Agreement, be valued at the greater of such property's book value or fair market value at the time such Restricted Payment is made.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SERIES" of Notes shall mean either the Series A Notes or the Series B Notes.

                 "SERIES A NOTES" shall have the meaning specified in paragraph 1(i).

                 "SERIES B NOTES" shall have the meaning specified in paragraph 1(ii).

                 "SCHAWK FAMILY" means the persons set forth on Schedule 10B(1) hereto, together with any children or grandchildren of such persons and any grantor trust under which one of such persons shall be the sole trustee or one of the co-trustees (and such person retains the sole power to remove any Capital Stock held by such trust from such trust).

                 "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

                 "SIGNIFICANT STOCKHOLDER" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of the Voting Stock of the Company.

                 "SUBSIDIARY" shall mean any corporation, the financial statements of which are required to be consolidated with the financial statements of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

                 "SWAPS" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps or hedges, currency swaps or hedges and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                 "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

                 "TRANSACTION PARTY" shall mean the Company, Filtertek, PMC and Packaging.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                 "VALUE" of any property shall mean on any date the greater of the book value of such property on such date or the fair market value of such property on such date.

                 "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "WHOLLY-OWNED SUBSIDIARY" shall mean any corporation all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Wholly-Owned Subsidiaries.

         10C.    ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.  All
references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         11. THE GUARANTEE. Each of the Company, PMC, Packaging and any other Person becoming a Guarantor under paragraph 6E or otherwise jointly and severally agree as follows:

         11A.    GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS.  Each
Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guaranties the full and prompt payment in United States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Obligations. Each Guarantor hereby agrees to pay and to indemnify and save each holder of Notes harmless from and against any damage, loss, cost or expense (including attorneys' fees) which such Person may incur or be subject to as a consequence, direct or indirect, of endeavoring to enforce any rights under this paragraph 11 or to collect all or any part of the Obligations from, or in pursuing any action against, Filtertek or any Guarantor or enforcing any rights of any holder of Notes in any security for the Obligations or the liabilities of any Guarantor hereunder and any taxes, fees or penalties which may be paid or payable in connection therewith. This is a continuing guarantee of payment and performance and not of collection. Notwithstanding any provision of this paragraph 11, all covenants, obligations, waivers and agreements of the Guarantors under this paragraph 11 shall be joint and several.

         Upon an Event of Default specified in clause (i) or (ii) of paragraph 7A, any holder of a Note may, and upon any Event of Default, the Required Holders may, at its or their sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Obligations, or any portion thereof, without first proceeding against Filtertek, any other Guarantor or any other Person, or any security for the Obligations or for the liability of any such other Person or any Guarantor hereunder. The holders of Notes shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, Filtertek, or from any other Person on account of the Obligations or otherwise. The obligations under this paragraph 11 and all covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Obligations shall be paid or otherwise performed in full.

         Notwithstanding anything contained in this paragraph 11 to the contrary, at all times, if any, during which any Guarantor is the obligor hereunder, each Guarantor and by its acceptance hereof each holder of any Note hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this paragraph 11 not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the obligations of each Guarantor under this paragraph 11 shall be limited to the maximum amount as will result in the obligations of such Guarantor under this paragraph 11 not constituting such fraudulent transfer or conveyance.

         11B.    OBLIGATIONS UNCONDITIONAL.  The obligations of each Guarantor under this paragraph 11 shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Note Agreement or any Note or any provision of any thereof; (ii) the absence of any attempt by any holder of a Note to collect the Obligations or any portion thereof from Filtertek, any other guarantor of all or any portion of the Obligations or any other Person or other action to enforce the same; (iii) any action taken by any holder of a Note whether or not authorized by this paragraph 11; (iv) any failure by any holder of a Note to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to, any security for the Obligations or any portion thereof or for the liability of any Guarantor hereunder or the liability of any other guarantor of any or all of the Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to Filtertek or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of Filtertek or any other Person liable on the Obligations or any portion thereof; (vi) any election by a holder of any
Note in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to any holder of a Note by Filtertek, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of any claim(s) of a holder of a Note for repayment of the Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Obligations or the liability of any Guarantor hereunder or of any other guarantor of all or any part of the Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Note Agreement or the Notes, including, without limitation, any increase in the interest rate on any Obligations; (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting any Guarantor or Filtertek or any of their assets; (xii) the charter or by-laws of any Guarantor or Filtertek; (xiii) any mortgage, indenture, lease, contract, or other agreement (including, without limitation, any agreement with stockholders), instrument or undertaking to which any Guarantor or Filtertek is a party or which purports to be binding on or affect such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to Filtertek, any other Guarantor or any other guarantor of all or any portion of any Obligations or such Persons's property and any failure by any holder of a Note to file or enforce a claim against Filtertek or such other Person in any such proceeding; (xv) any failure on the part of Filtertek for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

         11C.    OBLIGATIONS UNIMPAIRED.  Each holder of a Note is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations or any portion thereof, including, without limitation, increasing the interest rate on any Obligations, or otherwise modify, amend or change the terms of the Note Agreement or the Notes; (ii) accept partial payments on the Obligations; (iii) take and hold security for the Obligations or any portion thereof or any other liabilities of Filtertek, the obligations of any Guarantor under this paragraph 11 and the obligations under any other guaranties and sureties of all or any of the Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security; (iv) apply such security and direct the order or manner of sale thereof as such holder may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Obligations or any portion thereof and any security therefor or guarantee thereof in any manner; (vi) extend additional loans, credit and financial accommodations to Filtertek or any Guarantor and otherwise create additional Obligations; (vii) waive strict compliance with the terms of the Note Agreement or the Notes and otherwise forbear from asserting such holder's rights and remedies thereunder; (viii) take and hold additional guarantees or sureties and enforce or forbear from enforcing any guarantee or surety of any other guarantor or surety of the Obligations, any portion thereof or release or otherwise take any action with respect to any such guarantor or surety; (ix) assign the obligations hereunder in part or in whole in connection with any assignment of the Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against Filtertek or any Guarantor; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Obligations as such holder of a Note in its sole discretion may determine.

         11D.    WAIVERS OF GUARANTOR.  Each Guarantor waives for the benefit of each holder of a Note:

         (i) any right to require any holder of a Note, as a condition of payment or performance by such Guarantor or otherwise, to (a) proceed against Filtertek, any other Guarantor or other guarantor of the Obligations or any other Person, (b) proceed against or exhaust any security given to or held by any holder of a Note in connection with the Obligations or any other guarantee, or (c) pursue any other remedy available to any holder of a Note whatsoever;

         (ii) any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of Filtertek, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of Filtertek from any cause other than indefeasible payment in full of the Obligations, or (c) any act or omission of any holder of a Note or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of Filtertek or any security given to or held by any holder of a
Note in connection with the Obligations or any other guarantee;

         (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

         (iv) any defense based upon any holder's errors or omissions in the administration of the Obligations;

         (v) (a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this paragraph 11 and any legal or equitable discharge of such Guarantor's or any other Guarantor's obligations hereunder, (b) the benefit of any statute of limitations affecting the Obligations or such Guarantor's or any other Guarantor's liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that any holder of a Note protect, maintain, secure, perfect or insure any Lien or any property subject thereto;

         (vi) notices (a) of nonperformance or dishonor, (b) of acceptance of this paragraph 11 by such Guarantor or any other Guarantor, (c) of default under the provisions of this paragraph 11 by any other Guarantor or in respect of the Obligations or any other guarantee, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to Filtertek or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest or Yield-Maintenance Amount on any document or instrument evidencing all or any part of the Obligations is due,
(f) of any and all proceedings to collect from Filtertek, any Guarantor or any other guarantor of all or any part of the Obligations, or from any other Person, (g) of exchange, sale, surrender or other handling of any security or collateral given to any holder of a Note to secure payment of the Obligations or any guarantee therefor, (h) of renewal, extension or modification of any of the Obligations, (i) of assignment, sale or other transfer of any Note to another Person, or (j) of any of the matters referred to in paragraph 11B and any right to consent to any thereof;

         (vii) presentment, demand for payment or performance and protest and notice of protest with respect to the Obligations or any guarantee with respect thereto; and

         (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this paragraph 11.

          Each Guarantor agrees that no holder of a Note shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

         No Guarantor will exercise any rights which it may have acquired by way of subrogation under this paragraph 11, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of contribution, reimbursement, indemnity, exoneration or any rights or recourse to any security for the Obligations unless at the time of a Guarantor's exercise of any such right there shall have been performed and indefeasibly paid in full all of the Obligations.

         11E.    REVIVAL.  Each Guarantor agrees that, if any payment made by
Filtertek or any other Person is applied to the Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by any holder of a Note to Filtertek or its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, each Guarantor's liability hereunder

(and any Lien or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto the obligations under this paragraph 11 shall have been canceled or surrendered (and if any Lien or other collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), the obligations under this paragraph 11 (and such Lien or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor in respect of the amount of such payment (or any Lien or other collateral securing such obligation).

         11F.    OBLIGATION TO KEEP INFORMED.  Each Guarantor shall be
responsible for keeping itself informed of the financial condition of Filtertek and any other Persons primarily or secondarily liable on the Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any portion thereof, and each Guarantor agrees that no holder of a Note shall have a duty to advise such Guarantor of information known to such holder regarding such condition or any such circumstance. If any holder of a Note, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such holder shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such holder wishes to maintain confidential, or
(iii) to make any other or future disclosures of such information or any other information to such or any other Guarantor.

         11G.    BANKRUPTCY.  Upon an Event of Default specified in clause
(viii), (ix) or (x) of paragraph 7A with respect to Filtertek or the Company, any and all obligations of each Guarantor hereunder shall forthwith become due and payable without notice.

         12.     MISCELLANEOUS.

         12A.    NOTE PAYMENTS.  Filtertek agrees that, so long as any
Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Filtertek agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A.

         12B.    EXPENSES.  Filtertek and the Company jointly and severally agree, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the cost of obtaining private placement numbers with respect to the Notes and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of Filtertek and the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

         12C.    CONSENT TO AMENDMENTS.  This Agreement may be amended, and
Filtertek or the Company, as the case may be, and with respect to paragraph 11 hereof, the Guarantors, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Filtertek or the Company, as the case may be, and, with respect to paragraph 11 hereof, the Guarantors, shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that without the written consent of the holder or the holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note or change or affect the principal thereof, or change or affect the rate or time of payment of interest or Yield-Maintenance Amount payable with respect to any Note or affect the time, amount or allocation or any prepayments or release the Company from its Guarantee under paragraph 11 or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, or the rights of any individual holder of Notes to declare Notes to be due and payable. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between Filtertek or any Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         12D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST
NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. Filtertek shall keep at its principal office a register in which Filtertek shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of Filtertek, Filtertek shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of Filtertek. Whenever any Notes are so surrendered for exchange, Filtertek shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, Filtertek will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         12E.    PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due
presentment for registration of transfer, Filtertek may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and Filtertek shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

         12F.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein or made in writing by or on behalf of any Transaction Party in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Transaction Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

         12G.    SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         12H.    NOTICES.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to Filtertek or the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to Filtertek or the Company in writing or, if any such other holder shall not have so specified an address to Filtertek or the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to Filtertek or the Company, and
(iii) if to the Company, Filtertek or any Guarantor, addressed to it at 1695 River Road, Des Plaines, Illinois 60018, Attention: Clarence W. Schawk, with a copy to A. Alex Sarkisian at such address and to John McEnroe at Vedder, Price, Kaufman and Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601-1003 or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to any such Person may also, at the option of the holder of any Note, be delivered by any other means either to the Company or Filtertek at its address specified above or to any officer of the Company or Filtertek.

         12I.    PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

         12J.    SATISFACTION REQUIREMENT.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         12K.    GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois.

         12L.    INDEPENDENCE OF COVENANTS.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by a holder or the holders of the Notes to prohibit (through equitable action or otherwise) the taking of any action by Filtertek, the Company or a Subsidiary which would result in any Event of Default or Default.

         12M.    SEVERABILITY.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12N.    DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12O.    COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         12P. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3H, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other

Purchaser or Filtertek of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

         12Q.    DISCLOSURE TO OTHER PERSONS.  Each Purchaser agrees to use its best efforts to hold in confidence and not disclose any Confidential Information; provided that nothing herein shall prevent a Purchaser from delivering or disclosing (and the Transaction Parties acknowledge that any Purchaser may deliver or disclose) any financial statements and other documents delivered to it, and any other information disclosed to it (including, but not limited to, Confidential Information), by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which it offers to sell any Note or any part thereof, (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any security of the Company or Filtertek, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which it is a party or (d) in order to protect its investment in any Note; provided, however, that no Confidential Information shall be disclosed to any Person described in clause
(ii), (iii), (iv) or (v) unless such Person has agreed to the provisions of this paragraph 12Q. "CONFIDENTIAL INFORMATION" shall mean, with respect to any Purchaser, any written information delivered or made available by or on behalf of the Company or any Subsidiary to such Purchaser pursuant to this Agreement which is clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by such Purchaser, or (iii) which otherwise becomes known to such Purchaser, other than through disclosure by or on behalf of the Company or any Subsidiary.

         12R.    INDEPENDENT CREDIT INVESTIGATION.  No Purchaser, nor any of
its directors, officers, agents or employees, shall be responsible to any of the other Purchasers for the solvency or financial condition of Filtertek, the Company or any Guarantor, the ability of Filtertek to repay any of the Notes or the ability of Filtertek, the Company or any Guarantor to perform its obligations under this Agreement, or the statements of Filtertek, the company or any Guarantor, oral or written, or for the validity, sufficiency or enforceability of any of the Notes, or this Agreement or any document or agreement executed or delivered in connection with or pursuant to any of the foregoing. Each Purchaser has entered into this Agreement or its respective financial agreements with Filtertek, the Company and the Guarantors based upon its own independent investigation, and makes no warranty or representation to the other Purchasers, nor does it rely upon any representation by any of the other Purchasers, with respect to the matters identified or referred to in this paragraph.

                           [Signature page to follow]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among Filtertek, the Company, the other Guarantors and the Purchasers.

                                        Very truly yours,

                                        SCHAWK, INC.


                                        By:
                                           ---------------------------------
                                        Title: Executive Vice President

                                        FILTERTEK USA, INC.


                                        By:
                                           ---------------------------------
                                        Title: Executive Vice President

                                        PLASTIC MOLDED CONCEPTS, INC.


                                        By:
                                           ---------------------------------
                                        Title: Executive Vice President

                                        TEK PACKAGING GROUP, INC.


                                        By:
                                           ---------------------------------
                                        Title: Executive Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:
         --------------------------
         Vice President


PRUCO LIFE INSURANCE COMPANY


By:
         --------------------------
         Assistant Vice President


AID ASSOCIATION FOR LUTHERANS


By:
         --------------------------
         Title:

                               PURCHASER SCHEDULE



                                                                                            Aggregate
                                                                                            Principal
                                                                                            Amount of
                                                                                            Notes to be              Note Denom-
                                                                                            Purchased                ination(s)
                                                                                           -----------              -----------
         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                                                                          $29,000,000 of            $26,000,000
                                                                                          Series B Notes            $3,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 050-54-526 (in the case of payments on account of the Note originally issued in the principal amount of $26,000,000)

         Account No. 001-01-159 (in the case of payments on account of the Note originally issued in the principal amount of $3,000,000)

         Morgan Guaranty Trust Company
           of New York
         23 Wall Street
         New York, New York 10015
         (ABA No.:  021-000-238)

         Each such wire transfer shall set forth the name of Filtertek, a reference to "6.98% Series B Senior Notes due August 18, 2005, Security No. !INV 5152!" (in the case of payments on account of the Note originally issued in the principal amount of $26,000,000), and Security No. "!INV 5153!" (in the case of payments on account of the Note originally issued in the principal amount of $3,000,000) and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)     Address for all notices relating to payments:

        The Prudential Insurance Company
          of America
        c/o Prudential Capital Group
        Gateway Center Three
        100 Mulberry Street
        Newark, New Jersey 07102

        Attention:  Manager, Investment
           Operations Group
        Telephone:  (201) 802-5260
        Telecopy:  (201) 802-8055


(3)     Address for all other communications and notices:

        The Prudential Insurance Company
          of America
        c/o Prudential Capital Group
        Two Prudential Plaza
        Suite 5600
        Chicago, Illinois 60601

        Attention:  Managing Director
        Telecopy:  (212) 540-4222

(4)     Recipient of telephonic prepayment notices:

        Manager, Investment Structuring
          and Pricing
        Telecopy:  (201) 802-9425
        Telephone:  (201) 802-6660

(5)     Tax Identification No.:  22-1211670

                                                                                            Aggregate
                                                                                            Principal
                                                                                            Amount of
                                                                                            Notes to be              Note Denom-
                                                                                            Purchased                ination(s)
                                                                                            -----------              -----------
         PRUCO LIFE INSURANCE COMPANY                                                     $1,000,000 of             $1,000,000
                                                                                          Series B Notes

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 000-55-455

         Morgan Guaranty Trust Company
           of New York
         23 Wall Street
         New York, New York 10015
         (ABA No.:  021-000-238)

         Each such wire transfer shall set forth the name of Filtertek, a reference to "6.98% Series B Senior Notes due August 18, 2005, Security No. !INV 5154!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)      Address for all notices relating to payments:

         Pruco Life Insurance Company
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey 07102

         Attention:  Manager, Investment
            Operations Group
         Telephone: (201) 802-5260
         Telecopy:  (201) 802-8055

(3)     Address for all other communications and notices:

        Pruco Life Insurance Company
        c/o Prudential Capital Group
        Two Prudential Plaza
        Suite 5600
        Chicago, Illinois 60601

        Attention:  Managing Director
        Telecopy:  (212) 540-4222

(4)     Recipient of telephonic prepayment notices:

        Manager, Investment Structuring
           and Pricing
        Telecopy:  (201) 802-9425
        Telephone:  (201) 802-6660

(5)     Tax Identification No.:  22-1944557

                                                                                            Aggregate
                                                                                            Principal
                                                                                            Amount of
                                                                                            Notes to be            Note Denom-
                                                                                            Purchased              ination(s)
                                                                                            -----------            -----------
         AID ASSOCIATION FOR LUTHERANS
                                                                                          $10,000,000 of            $10,000,000
                                                                                          Series A Notes

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

        Account No. 109-211-3

        Harris Trust and Savings Bank
        111 West Monroe Street
        Chicago, Illinois  60690-0755

        (ABA No.:  071 000 288)

        Each such wire transfer shall set forth the name of Filtertek, a reference to "6.58% Series A Senior Notes due August 18, 2000, PPN 31732# AA4," and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)     Address for all notices relating to payments:

        Aid Association for Lutherans
        4321 North Ballard Road
        Appleton, Wisconsin  54919

        Attention:  Investment Accounting

        with a copy to:

        Harris Trust and Savings Bank
        Institutional Custody - 5E
        111 West Monroe Street
        Chicago, Illinois  60690-0755

(3)     Address for all other communications and notices:

        Aid Association for Lutherans
        4321 North Ballard Road
        Appleton, Wisconsin  54919

        Attention:  Investment Department

(4)     Recipient of telephonic prepayment notices:

        Investment Accounting
        (414) 734-5721

(5)     Tax Identification No.:  39-0123480

                                                                     EXHIBIT A-1


                            [FORM OF SERIES A NOTE]

                              FILTERTEK USA, INC.

                6.58% SERIES A SENIOR NOTE DUE __________, 2000


No. _____                                      [Date]
$________


         FOR VALUE RECEIVED, the undersigned, Filtertek USA, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of ______________, hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on _________,
2000, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 6.58% per annum from the date hereof, payable quarterly on the eighteenth day of February, May, August and November in each year, commencing with the February, May, August and November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.58% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at _______________ or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of __________, 1995 (herein called the "Agreement"), among the Company and the Guarantors (as defined therein) and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement. This Note is guarantied by certain parties to the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the law of such State.

                                        FILTERTEK USA, INC.



                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                                                                     EXHIBIT A-2


                            [FORM OF SERIES B NOTE]

                               FILTERTEK USA, INC

                6.98% SERIES B SENIOR NOTE DUE __________, 2005


No. _____                                      [Date]
$________


         FOR VALUE RECEIVED, the undersigned, Filtertek USA, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of ______________, hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on __________,
2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 6.98% per annum from the date hereof, payable quarterly on the eighteenth day of February, May, August and November in each year, commencing with the February, May, August and November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.98% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of __________, 1995 (herein called the "Agreement"), among the Company, the Guarantors (as defined therein) and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement. This Note is guarantied by certain parties to the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the law of such State.

                                        FILTERTEK USA, INC.



                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------

                                                                       EXHIBIT B


                     [FORM OF OPINION OF COMPANY'S COUNSEL]


                [Letterhead of Vedder Price Kaufman & Kammholz]

                                       [Date of Closing]



[Names and addresses of Purchasers]


Ladies and Gentlemen:

         We have acted as counsel for Schawk, Inc. (the "Company"), Filtertek USA, Inc. ("Filtertek"), Plastic Molded Concepts, Inc. ("Plastic") and Tek Packaging Group, Inc. ("Packaging"; the Company, Filtertek, PMC and Packaging are referred to herein collectively as the "Transaction Parties" and individually as a "Transaction Party") in connection with the Note Agreement, dated as of ______________, 1995, among the Transaction Parties and you (the "Note Agreement"), pursuant to which Filtertek has issued to you today 6.58% Series A Senior Notes due __________, 2000 of Filtertek in the aggregate principal amount of $10,000,000 and 6.98% Series B Senior Notes due __________, 2005 of Filtertek in the aggregate principal amount of $30,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3B of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Transaction Parties and copies certified to our satisfaction of corporate documents and records of the Transaction Parties and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Transaction Parties with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

         Based on the foregoing, it is our opinion that:

                 1. Each of the Company, Filtertek and Packaging is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and PMC is a corporation duly organized and validly existing in good standing under the laws of Wisconsin. Each of the Transaction Parties has the corporate power and authority, and the legal right, to own its property, to carry on its business as now being conducted and to execute, deliver and perform its obligations under the Note Agreement and, with respect to Filtertek, the Notes.

                 2. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of each Transaction Party that is a party thereto, and are valid obligations of each such Transaction Party, legally binding upon and enforceable against such Transaction Party in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

                 4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

                 5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Transaction Party or any Subsidiary pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Transaction Party or any Subsidiary, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any





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

agreement listed in Schedule 8G to the Note Agreement), instrument, order, judgment or decree to which any Transaction Party or any Subsidiary is a party or otherwise subject.

                 6. No Transaction Party is (a) is a "holding company" or a "public utility company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined under the Public Utility Holding Company Act of 1935, as amended; (b) an "investment company" or a company "controlled" by an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended; or (c) a "public utility" as such term is defined under the Federal Power Act, as amended.


                                        Very truly yours,





                                      -3-